SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2004

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Not Applicable
(Former name or former address, if changed since last report.)

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 3, 2004, Ernst & Young LLP informed IntraBiotics Pharmaceuticals, Inc. (“IntraBiotics” or the “Company”), that Ernst & Young LLP will resign as IntraBiotics’ independent registered public accounting firm following completion of services related to the review of IntraBiotics’ interim financial statements for the quarter ending September 30, 2004. IntraBiotics is in the process of seeking the engagement of a new independent registered public accounting firm for the year ending December 31, 2004.

The reports of Ernst & Young LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2003, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 8, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated September 8, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.

Date: September 8, 2004

/s/ David Tucker
David Tucker
Principal Financial Officer

EXHIBIT INDEX

16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated September 8, 2004.